UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 30, 2010, Cornell Companies, Inc. (“Company”) intends to make available on its website a copy of its 2009 Annual Report.  Due to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, The GEO Group, Inc. and GEO Acquisition III, Inc., pursuant to which GEO will acquire the Company, the Company does not plan to hold the 2010 Annual Meeting of Shareholders.  Therefore, the Annual Report (which was prepared prior to the execution of the Merger Agreement) will not otherwise be distributed to the Company’s stockholders.

The Annual Report, as posted on the Company’s website, includes (i) the Company’s Annual Report on Form 10-K (the “Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2010 and (ii) a Letter to Shareholders along with further information about the Company which appears before and following the complete Form 10-K in the Annual Report (the “Wrap”).  Because the Company will not file a definitive proxy statement within 120 days after the end of its 2009 fiscal year, the Form 10-K was subsequently amended, pursuant to an Annual Report on Form 10-K/A filed with the SEC on April 30, 2010, to include the information required by Part III thereof.  Please refer to the Form 10-K/A for additional information regarding the Company’s directors and executive officers, executive compensation, security ownership of certain beneficial owners and management, certain relationships and related transactions, director independence, principal accountant fees and services and other corporate governance matters.

A copy of the Wrap included in the Annual Report is included herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Shareholder Letter and additional information included in the Cornell Companies, Inc. 2009 Annual Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: April 30, 2010

	By:	/s/ Cathryn L. Porter
Cathryn L. Porter
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Shareholder Letter and additional information included in the Cornell Companies, Inc. 2009 Annual Report.